                                                               EXHIBIT 4.13
                   RIGHTS AGREEMENT
                   ----------------

    This Agreement, dated as of October 25, 1989 (the
''Agreement''), between PHILIP MORRIS COMPANIES INC., a Vir-ginia corporation (the ''Company''), and First Chicago Trust
Company of New York, a New York banking corporation (the
''Rights Agent''), provides as follows:

                  W I T N E S S E T H
                  - - - - - - - - - -

    WHEREAS, on October 25, 1989 (the ''Rights Dividend Declaration Date''), the Board of Directors of the Company authorized and declared a dividend distribution of one Right (as hereinafter defined) for each share of Common Stock (as hereinafter defined) of the Company outstanding at the close of business on November 8, 1989 (the ''Record Date''), and has authorized the issuance of one Right (as such number may hereinafter be adjusted pursuant to the provisions of this Agreement) for each share of Common Stock of the Company issued between the Record Date and the earlier of the Dis-tribution Date and the Expiration Date (as such terms are hereinafter defined) (unless the Board of Directors provides to the contrary before or at the time of issuance of such Common Stock) and as may be required or permitted pursuant to Section 3(c) hereof, each Right initially representing the right to purchase one share of Common Stock of the Com-pany, upon the terms and subject to the conditions herein-after set forth (the ''Rights'');

    NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

    Section 1. Certain Definitions. For purposes of
               -------------------
this Agreement, the following terms have the meanings indi-cated:

    (a) ''Acquiring Person'' shall mean any Person (as hereinafter defined) who or which, together with all Affil-iates and Associates (as hereinafter defined) of such
Person, shall at any time become the Beneficial Owner (as hereinafter defined) of 10% or more of the shares of Common Stock of the Company then outstanding, but shall not include
(i) the Company, (ii) any Subsidiary (as hereinafter
defined) of the Company, (iii) any employee benefit plan of the Company or of any Subsidiary of the Company, or (iv) any Person organized, appointed or established by the Company or any Subsidiary of the Company pursuant to the terms of, or holding Common Stock for, any such employee benefit plan. Notwithstanding the foregoing, no Person shall become an ''Acquiring Person'' as the result of an acquisition of Common Stock by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 10% or more of the shares of Common Stock of the Company then outstanding; pro-
                                                        ----
vided, however, that if a Person shall become the Beneficial
- -----  -------
Owner of 10% or more of the Common Stock of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Common Stock of the Com-pany, then such Person shall be deemed to be an ''Acquiring Person''.

    (b) ''Act'' shall mean the Securities Act of 1933, as amended.

    (c) ''Affiliate'' and ''Associate'' shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act (as hereinafter defined), as in effect on the date hereof.

    (d) A Person shall be deemed the ''Beneficial
Owner'' of, and shall be deemed to ''beneficially own,'' any securities:

      (i) that such Person or any of such Person's Affil-iates or Associates owns, directly or indirectly;

      (ii) that such Person or any of such Person's Affil-
  iates or Associates, directly or indirectly, has the
  right to acquire (whether such right is exercisable
  immediately or only after the passage of time or upon
  satisfaction of any condition) pursuant to any agree-
  ment, arrangement or understanding (whether or not in
  writing) (other than customary agreements with and
  between underwriters and selling group members
  with respect to a bona fide public offering of
  securities), or upon the exercise of conversion
  rights, exchange rights, rights (other than these
  Rights), warrants or options, or otherwise;
  provided, however, that a Person shall not be
  --------  -------
  deemed to be the ''Beneficial Owner'' of, or to ''bene-ficially own,'' securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange;

   (iii) that such Person or any of such Person's Affil-
  iates or Associates, directly or indirectly, has the
  right to vote, including pursuant to any agreement,
  arrangement or understanding (whether or not in writ-
  ing); provided, however, that a Person shall not be
        --------  -------
  deemed the ''Beneficial Owner'' of, or to ''beneficially own,'' any security under this subparagraph (iii) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (A) arises solely from a revocable proxy or consent given in response to a public proxy or con-sent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and

  Regulations under the Exchange Act, and (B) is not also
  then reportable by such Person on Schedule 13D   under the
  Exchange Act (or any comparable or successor report); or

      (iv) that are beneficially owned, directly or indi-rectly, by any other Person (or any Affiliate or Associ-ate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing)
  (other than customary agreements with and between under-writers and selling group members with respect to a bona fide public offering of securities), for the purpose of acquiring, holding, voting (except pursuant to a revo-cable proxy or consent to the extent contemplated by the proviso to subparagraph (iii) of this paragraph (d)) or disposing of any securities of the Company;

provided, however, that notwithstanding any provision of
- --------  -------
this Section 1(d), in no case shall an officer or director of the Company or any Subsidiary of the Company be deemed
(x) the beneficial owner of any securities beneficially owned by another officer or director of the Company or any Subsidiary of the Company solely by reason of actions under-taken by such persons in their capacity as officers or directors of the Company or any Subsidiary of the Company; or (y) the beneficial owner of securities held of record by the trustee of any employee benefit plan of the Company or any Subsidiary of the Company for the benefit of any em-ployee of the Company or any Subsidiary of the Company, other than for the officer or director, by reason of any influence that such officer or director may have over the voting of the securities held in the plan or otherwise.

Notwithstanding anything in this definition of Beneficial
Ownership to the contrary, the phrase ''then outstanding,'' when used with reference to a Person's Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such unissued securities which such Person is deemed to beneficially own hereunder.

    (e) ''Business Day'' shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

    (f) ''Close of business'' on any given date shall
mean 5:00 P.M., New York City time, on such date; provided,
                                                  --------
however, that if such date is not a Business Day it shall
- -------
mean 5:00 P.M., New York City time, on the next succeeding
Business Day.

    (g) ''Common Stock'' shall mean the common stock, $1 par value, of the Company, except that ''Common Stock'' when used with reference to any Other Person (as defined in Sec-tion 13(a) hereof) shall mean the capital stock (or other equity interest) of such Person with the greatest voting power (or the greatest power to control and direct the management) of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

    (h) ''Distribution Date'' shall mean the earlier of
(i) the close of business on the tenth day after the Stock Acquisition Date (as hereinafter defined) (or, if the tenth day after the Stock Acquisition Date occurs before the Rec-ord Date, the close of business on the Record Date), or (ii) the close of business on the tenth business day (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Ac-quiring Person) after the earlier of the date that any Person (other than the Company, any Subsidiary of the Com-pany, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person organized, ap-pointed or established by the Company or any Subsidiary of the Company pursuant to the terms of, or holding Common Stock for, any such employee benefit plan) first commences a tender or exchange offer or first publicly announces an in-tention to commence a tender or exchange offer, if, in any such case, upon consummation thereof, such Person would become an Acquiring Person (including any such date which is after the date of this Agreement and prior to the issuance of the Rights).

    (i) ''Exchange Act'' shall mean the Securities Ex-change Act of 1934, as amended.

    (j) ''Exchange Date'' shall mean the time at which Rights are exchanged for shares of Common Stock or other securities as provided in Section 24 hereof.

    (k) ''Expiration Date'' shall mean the earlier of
(i) the close of business on the Final Expiration Date, (ii) the time at which the Rights are redeemed as provided in
Section 23 hereof or (iii) the Exchange Date.

    (l) ''Final Expiration Date'' shall mean October 25,
1999.

    (m) ''Person'' shall mean any individual, firm, cor-poration, partnership or other entity and shall include any successor (by merger or otherwise) of such entity.

    (n) ''Purchase Price'' shall have the meaning set forth in Section 7(b) hereof.

    (o) ''Right'' shall mean the right to purchase one share of Common Stock upon the terms and subject to the con-ditions and adjustments set forth herein.

    (p) ''Section 11(a)(ii) Event'' shall mean the event described in Section 11(a)(ii) hereof.

    (q) ''Section 13 Event'' shall mean any event described in clause (w), (x), (y) or (z) of Section 13(a) hereof.

    (r) ''Stock Acquisition Date'' shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) under the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such.

    (s) ''Subsidiary'' shall mean, with reference to a particular Person, any other Person of which an amount of voting securities sufficient to elect a majority of the directors or Persons having similar authority of such other Person is beneficially owned, directly or indirectly, by the particular Person, or otherwise controlled by the particular Person.

    (t) ''Triggering Event'' shall mean any Section
11(a)(ii) Event or any Section 13 Event.

    Section 2. Appointment of Rights Agent. The Com-
               ---------------------------
pany hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accor-dance with Section 3 hereof, but subject to Section 7(e) hereof, shall prior to the Distribution Date also be holders of Common Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appoint-ment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable.

    Section 3. Issue of Rights Certificates.
               ----------------------------

    (a) Until the Distribution Date and subject to the provisions of Sections 7(e) and 11(a)(ii) hereof, (x) the Rights shall be evidenced (subject to the provisions of paragraphs (b), (c) and (d) of this Section 3) by the cer-tificates for the Common Stock registered in the names of the holders of the Common Stock (which certificates for Com-mon Stock shall be deemed also to be certificates for Rights) and not by separate certificates, and (y) the Rights shall be transferable only in connection with the transfer of the underlying shares of Common Stock (including a trans-fer to the Company). As soon as practicable after the Dis-tribution Date, the Company shall prepare and execute, the Rights Agent shall countersign, and, subject to the provi-sions of Sections 7(e) and 11(a)(ii) hereof, the Rights
Agent shall send by first-class, insured, postage prepaid mail, to each such record holder of the Rights as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more rights certificates, in substantially the form of Ex-hibit A hereto (the ''Rights Certificates''), evidencing such number of Rights owned by such holder. In the event that an adjustment in the number of Rights per share of Common Stock has been made pursuant to this Agreement, at the time of distribution of the Rights Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Rights Certif-icates representing only whole numbers of Rights are dis-tributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights shall be evidenced solely by such Rights Certificates.

    (b) As promptly as practicable following the Rec-ord Date, the Company shall send a copy of a Summary of Rights, in substantially the form attached hereto as Exhibit
B (the ''Summary of Rights''), by first-class, postage prepaid mail, to each record holder of the Common Stock as of the close of business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for the Common Stock outstanding as of the Rec-ord Date, until the Distribution Date, subject to the provi-sions of Section 7(e), the Rights shall be evidenced by such certificates for the Common Stock and the registered holders of such Common Stock shall also be the registered holders of the associated Rights. Until the earlier of the Distribu-tion Date or the Expiration Date, the transfer of any cer-tificates representing shares of Common Stock in respect of which Rights have been issued shall also constitute, subject to the provisions of Section 7(e) hereof, the transfer of the Rights associated with such shares of Common Stock.

    (c) Unless the Board of Directors by resolution
adopted at or before the time of issuance of any shares of Common Stock specifies to the contrary, Rights shall be is-sued in respect of all shares of Common Stock that are is-sued after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date (other than shares issued upon exercise or exchange of the Rights), subject to Sections 7(e) and 11(a)(ii) hereof. In addition, subject to Sections 7(e) and 11(a)(ii) hereof, in connection with the issuance of shares of Common Stock on or following the Dis-tribution Date and prior to the Expiration Date, the Company
(x) shall, with respect to shares of Common Stock so issued upon the exercise, conversion or exchange of options, war-rants, securities, notes or debentures issued by the Company prior to the Distribution Date (other than shares issued upon exercise or exchange of the Rights), and (y) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance; provided, however, that, in the case of
                    --------  -------
either clause (x) or (y), (i) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment (giving effect to the provisions of Sections 11(a)(ii) and 13 hereof) shall otherwise have been made in lieu of the issuance thereof. Subject to the provisions of Section 7(e) hereof, certificates representing both shares of Common Stock and Rights issued after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date, and certificates representing shares of Common Stock out-standing on the Record Date that are delivered upon transfer or exchange of such Common Stock shall bear the following legend:

        This certificate also evidences and
    entitles the holder hereof to certain
    Rights as set forth in the Rights Agree-ment between Philip Morris Companies Inc.
    (the ''Company'') and First Chicago Trust
    Company of New York (the ''Rights Agent'') dated as of October 25, 1989 (the ''Rights
    Agreement''), the terms of which are here-by incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights
    Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate.
    The Company will mail to the holder of
    this certificate a copy of the Rights
    Agreement, as in effect on the date of
    mailing, without charge promptly after
    receipt of a written request therefor.
    Under no circumstances shall the Rights
    evidenced by this certificate be trans-
    ferred, directly or indirectly, (i) to
    any Person who is, or as a result of such transfer would be, the Beneficial Owner of 10% or more of the Rights (including
    Rights that are null and void pursuant to
    Section 11(a)(ii) of the Rights Agree-
    ment), or (ii) to any Affiliate or Asso-ciate of any such Person (as such terms are defined in the Rights
    Agreement). Any purported or
    attempted transfer of a Right in
    violation of the foregoing pro-
    visions shall be without effect
    without any further action on the
    part of the Company or the Rights
    Agent, and any Right that has been
    the subject of any such purported or
    attempted transfer shall for
    purposes of this Agreement and the
    Rights Certificate be deemed to be
    held beneficially by the Person who
    attempted to make such purported or
    attempted transfer and, thereafter,
    shall continue to be exercisable by
    such Person or, in the case of a
    transfer not prohibited by the
    Rights Agreement, such Person's
    transferee, pursuant to the Rights
    Agreement. As set forth in the
    Rights Agreement, Rights that are or
    were beneficially owned by any
    Person who is or was an Acquiring
    Person (as defined in the Rights
    Agreement) (or by any Affiliate or
    Associate of an Acquiring Person) at
    or after the time such Person (or
    any Affiliate or Associate thereof)
    became an Acquiring Person shall
    become null and void.

With respect to such certificates containing the foregoing legend, until the earlier of (i) the Distribution Date or
(ii) the Expiration Date, subject to the provisions of Sec-tion 7(e) hereof, the Rights associated with the Common
Stock represented by such certificates shall be evidenced by such certificates alone and registered holders of Common
Stock shall also be the registered holders of the associated
Rights, and the transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificates. In the event that the Company purchases or acquires any shares of

Common Stock after the Record Date but prior to the Distri-bution Date, any Rights associated with such shares of Com-mon Stock shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associ-ated with the shares of Common Stock which are no longer outstanding.

    (d) With respect to certificates evidencing Common
Stock transferred to any Person to whom transfer of the associated Right(s) was prohibited by the transfer restric-tions contained in Section 7(e), such certificates shall bear the following legend:

    This certificate neither evidences nor
    entitles the holder hereof to any Rights pursuant to the Rights Agreement between Philip Morris Companies Inc. and First
    Chicago Trust Company of New York as of
    October 25, 1989.

    Section 4. Form of Rights Certificates.
               ---------------------------

    (a) The Rights Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit A hereto and may have such marks of identi-fication or designation and such legends, summaries or endorsements printed thereon as the Company may deem appro-priate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Sections 11 and 22 hereof, the Rights Certificates, whenever distrib-uted, shall be dated as of the Record Date (or in the case of Rights issued with respect to Common Stock issued by the Company after the Record Date, as of the date of issuance of such Common Stock), and on their face shall entitle the holders thereof to purchase such number of shares of Common Stock as shall be set forth therein at the price set forth therein (such exercise price per share of Common Stock, being hereinafter referred to as the ''Purchase Price''), but the amount and type of securities purchasable upon the exer-cise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

    (b) The Company shall notify the Rights Agent, and, if such notification is given orally, the Company shall confirm promptly the same in writing, at such time as the Company has notice that any Person has become an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

    Section 5. Countersignature and Registration.
               ---------------------------------

    (a) The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, any Vice Chairman, its President or any Vice President, either manu-ally or by facsimile signature, and shall have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates shall be countersigned by an autho-rized signatory of the Rights Agent but it shall not be necessary for the same signatory to countersign all of the Rights Certificates issued hereunder. The Rights Certifi-cates shall be manually countersigned by the Rights Agent and shall not be valid for the purpose unless so counter-signed. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificates may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certifi-cate, although at the date of the execution of this Agree-ment any such person was not such an officer.

    (b) Following any purported or attempted transfer of Rights in violation of the transfer restrictions set forth in Section 7(e) hereof, and until the creation of separate books for registration and transfer of Rights Cer-tificates pursuant to the following sentence, the Rights Agent will keep or cause to be kept interim books for regis-tration and transfer of Rights that were the subject of such purported or attempted transfer showing the names and addresses of the Person or Persons who attempted to make such purported or attempted transfer, the number of Rights continued to be exercisable by such Person or Persons, and any subsequent transfer of Rights by such Person or Persons on a ''when issued'' basis that is not prohibited by the transfer restrictions contained in Section 7(e). Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office or offices designated as the appropriate place for surrender of Rights Certificates upon exercise or transfer, books for registration and trans-fer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates.

    Section 6. Transfer, Split Up, Combination and
               -----------------------------------
Exchange of Rights Certificates; Mutilated, Destroyed, Lost
- -----------------------------------------------------------
or Stolen Rights Certificates.
- -----------------------------

    (a) Subject to the provisions of Sections 7(e) and 14 hereof, at any time after the close of business on the Distribution Date, and prior to the close of business on the

Expiration Date, any Rights Certificate or Certificates (other than Rights Certificates representing Rights that have become void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Rights Certificate or Certificates, entitling the registered holder to purchase a like number of shares of Common Stock (or other securities, as the case may be) as the Rights Certificate or Certificates surrendered then entitle such holder (or former holder in the case of a transfer) to pur-chase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Certifi-cates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Certificates to be transferred, split up, combined or exchanged at the principal office or offices of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action what-soever with respect to the transfer of any such surrendered Rights Certificate or with respect to the issuance of any Rights Certificate pursuant to Section 3 hereof until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate, in the case of a transfer, and/or shall have provided such additional evi-dence of the identity of the Beneficial Owner (or former

Beneficial Owner), and the transferee or Affiliates or Asso-ciates thereof as the Company shall reasonably request. Subject to the first sentence of this Section 6 and subject to Sections 7(e), 11(a)(ii) and 14 hereof, the Rights Agent shall countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment from the holder of the Rights of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates.

    (b) Subject to Sections 7(e) and 11(a)(ii) hereof, upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruc-tion or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reason-ably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancel-lation of the Rights Certificate if mutilated, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

    Section 7. Exercise of Rights; Purchase Price;
               -----------------------------------
Expiration Date of Rights; Restriction on Transfer of Rights.
- ------------------------------------------------------------

    (a) Subject to Section 7(e) hereof, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisa-bility set forth in Section 11(a)(ii), Section 23 and Sec-tion 24 hereof) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the Rights Agent des-ignated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of shares of Common Stock (or other securities, as the case may be) as to which surrendered Rights are then being exercised, at or prior to the Expiration Date.

    (b) The Purchase Price for each one share of Com-mon Stock pursuant to the exercise of a Right shall ini-tially be $150 and shall be subject to adjustment from time to time as provided in Section 11 and Section 13 hereof and shall be payable in accordance with paragraph (c) below.

    (c) Upon receipt of a Rights Certificate repre-senting valid and exercisable Rights, with the form of elec-tion to purchase and the certificate duly executed, accompa-nied by payment, with respect to each Right so exercised, of the Purchase Price for the securities to be purchased as set forth below and an amount equal to any applicable transfer tax, the Rights Agent shall, subject to Section 20(k) hereof, thereupon promptly, (i) requisition from any trans-fer agent of the shares of Common Stock (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the total number of shares of Common Stock to be purchased and the Company hereby irrevocably autho-rizes its transfer agent and any successor transfer agent to comply with all such requests, (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14 hereof,
(iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and (iv) after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate. The payment of the Purchase Price (as such amount may be adjusted pursuant to this Agreement) may be made in cash or by check or bank draft payable to the order of the Company. In the event that the Company is obligated to issue other securities of the Com-pany, the Company will make all arrangements necessary so that such other securities are available for distribution by the Rights Agent, if and when appropriate.

    (d) In case the registered holder of any Rights Certificate shall exercise less than all the Rights evi-denced thereby, subject to Sections 7(e), 11(a)(ii) and 14 hereof, a new Rights Certificate evidencing Rights equiva-lent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder.

    (e) For purposes of this Section 7(e), a Person (a ''Related Person'') shall be deemed to be the ''Beneficial Owner'' of, and to ''beneficially own,'' any Rights which such Related Person is the ''Beneficial Owner'' of, or ''benefi-cially owns'' as a result of the definition in Section 1(d) hereof, and any Rights that (x) are beneficially owned by any other Person (A) with which such Related Person (or any
of such Related Person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), directly or indirectly, with respect to the exer-cise or non-exercise of, or the taking of any action or non-action with respect to, any right, power or privilege or economic benefit incident to the ownership of such Rights or the securities obtainable upon exercise thereof or (B) who has agreed, arranged or otherwise committed (whether or not
in writing) directly or indirectly, to exercise or not to exercise, or to take any other action or non-action with respect to, any right, power or privilege or economic bene-fit incident to the ownership of such Rights or the securi-ties obtainable upon exercise thereof on behalf of, for the benefit of, at the request of or as a result of any inducement by, such Related Person (or any of such Related Person's Affiliates or Associates) or (y) are beneficially owned or otherwise held by any Person, directly or indirect-ly, as a result of, or in connection with, any action con-templated by clause (x) above or (z) were beneficially owned by such Related Person at any time after such Related Person became an Acquiring Person. Notwithstanding anything in this Agreement to the contrary, Rights, including, without limitation, Rights evidenced by certificates for Common
Stock, shall not at any time be transferable, directly or indirectly, (i) to any Person who is, or as a result of such transfer would be, the Beneficial Owner of 10% or more of the Rights (including any Rights that are null and void pur-suant to Section 11(a)(ii) hereof), or (ii) to any Affiliate or Associate of a Person referred to in the foregoing sub-paragraph (i); provided, however, that the foregoing shall
               --------  -------
not prevent any transfer to the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person organized, ap-pointed or established by the Company or any Subsidiary of the Company pursuant to the terms of, or holding Common
Stock for, any such employee benefit plan. Notwithstanding anything in this Agreement to the contrary, any purported or attempted transfer of a Right in violation of the foregoing provisions shall be without effect without any further action on the part of the Company or the Rights Agent, and any Right that has been the subject of any such purported or attempted transfer shall for purposes of this Agreement and the Rights Certificate be deemed to be held beneficially by the Person who attempted to make such purported or attempted transfer and, thereafter, shall (subject to Section
11(a)(ii)) continue to be exercisable by such Person or, in case of a transfer not prohibited by the Agreement, such Person's transferee, for shares of Common Stock (or other securities, as the case may be) pursuant to this Agreement. The Company may require (or cause the Rights Agent or any transfer agent of the Company to require) any Person who would otherwise receive Rights Certificates pursuant to Sec-tion 3 hereof or who submits a Rights Certificate for trans-fer on the registry books or for exchange pursuant to Sec-tion 24 hereof or to exercise the Rights represented thereby to establish to the reasonable satisfaction of the Company that such Rights have not been the subject of any purported transfer in violation of the provisions of this Section 7(e) and that such Rights are not null and void pursuant to Sec-tion 11(a)(ii) of this Agreement. The Company shall use all reasonable efforts to ensure that the provisions of this
Section 7(e), Section 11(a)(ii) and Section 24 are complied with, but shall have no liability to any holder of Rights

Certificates or any other Person as a result of its failure to ascertain that a Person is a Beneficial Owner of 10% or more of the Rights or to ascertain the identity of such Person's Affiliate or Associate. The foregoing restrictions on transferability of Rights shall not affect the transfer-ability of Common Stock associated with such Rights.

    (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exer-cise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall request.

    Section 8. Cancellation and Destruction of Rights
               --------------------------------------
Certificates. All Rights Certificates surrendered for the
- ------------
purpose of exercise, transfer, split up, combination or ex-change shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Com-pany, or shall, at the written request of the Company, destroy such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

    Section 9. Reservation and Availability of Common
               --------------------------------------
Stock.
- -----

    (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its autho-rized and unissued shares of Common Stock, the number of shares of Common Stock that will be sufficient from time to time to permit the exercise in full of all outstanding
Rights.

    (b) As long as the shares of Common Stock (or any other securities) issuable and deliverable upon the exercise of the Rights may be listed on any national securities ex-change, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange upon official notice of issuance.

    (c) The Company shall use its best efforts to (i) file, as soon as practicable following the first occurrence of a Section 11(a)(ii) Event, or as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Act, with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effec-tive (with a prospectus at all times meeting the require-ments of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securi-ties, and (B) the date of the expiration of the Rights. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or ''blue sky'' laws of the various states in connection with the exer-cisability of the Rights.

    (d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Common Stock (or other securities, as the case may be) delivered upon exercise or exchange of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price or surrender of Rights Certificates, as the case may be), be duly autho-rized, validly issued, fully paid and nonassessable, and free of preemptive rights.

    (e) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges that may be payable in re-spect of the issuance or delivery of the Rights Certificates and of any certificates for shares of Common Stock (or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax that may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of a number of shares of Common Stock (or other securities, as the case may be) in respect of a name other than that of, the registered holder of the Rights Certificates evidencing Rights surren-dered for exercise or to issue or deliver any certificates for a number of shares of Common Stock (or other securities, as the case may be) in a name other than that of the regis-tered holder upon the exercise of any Rights until such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's satisfac-tion that no such tax is due.

    Section 10. Common Stock Record Date. Each person
                ------------------------
in whose name any certificate for a number of shares of Com-mon Stock is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such shares of Common Stock represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surren-dered and payment of the Purchase Price (and all applicable transfer taxes) was made; provided, however, that if the
                          --------  -------
date of such surrender and payment is a date upon which the Common Stock transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares (fractional or otherwise) on, and such certifi-cate shall be dated, the next succeeding Business Day on which the Common Stock transfer books of the Company are open. Prior to the exercise of the Rights evidenced there-by, the holder of a Rights Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, includ-ing, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

    Section 11. Adjustment of Purchase Price, Number
                ------------------------------------
and Kind of Shares or Number of Rights. The Purchase Price,
- --------------------------------------
and the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

    (a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a div-idend on the Common Stock payable in shares of Common Stock, (B) subdivide the outstanding Common
Stock, (C) combine the outstanding Common Stock into a smaller number of shares, or (D) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a con-solidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of Common Stock or capital stock, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares of Common Stock or capital stock, as the case may be, that, if such Right had been exercised immediately prior to such date and at a time when the Common Stock transfer books of the Company were open, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification.

    (ii) Subject to Section 24 hereof, in the event that any Person shall become an Acquiring Person, then each holder of a Right (except as provided below and after giving effect to the transfer restrictions contained in Section 7(e) hereof) shall thereafter have the right to receive, upon exercise thereof at a price equal to the then current Purchase Price multiplied by the number of shares of Common Stock for which a Right would otherwise then be exercisable, in accordance with the terms of this Agreement, such number of shares of Common Stock of the Company as shall equal the result obtained by (1) multiplying the then current
Purchase Price by the number of shares of Common
Stock for which a Right would otherwise then be exercisable and dividing that product by (2) 50% of the current per share market price of the Common
Stock (determined pursuant to Section 11(d) hereof) on the earliest date of occurrence of a Section
11(a)(ii) Event. Notwithstanding the foregoing and anything in this Agreement to the contrary, from and after the occurrence of any Section 11(a)(ii)
Event, any Rights that are or were beneficially owned by any Person who is or was an Acquiring
Person (or by any Affiliate or Associate of an Acquiring Person) on or after the time such Person
(or any Affiliate or Associate thereof) became an Acquiring Person shall be null and void without any further action, and thereafter may not be exer-cised by any Person (including any subsequent transferee or transferees) for shares or fractions of shares of

  Common Stock or other securities pursuant to any provision hereof and shall no longer confer any rights upon any Person. No Rights
  Certificate shall be issued pursuant to
  Section 3 that represents Rights beneficially owned by an Acquiring Person whose Rights are void pursuant to the preceding sentence or any Associate or Affiliate thereof; no Rights
  Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring
  Person whose Rights are void pursuant to the preceding sentence or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate; and any Rights Certificate representing Rights which have become null and void pursuant to this Section 11(a)(ii) which are delivered to the Rights Agent for transfer shall be cancelled.

    In the event that there shall not be sufficient shares of Common Stock of the Company authorized but un-issued or unreserved for issuance to permit the exercise in full of the Rights in accordance with the foregoing subpara-graph (ii), the Company shall take all such action as may be necessary to authorize additional shares of Common Stock of the Company for issuance upon exercise of the Rights.

    (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Common Stock shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Stock or securities con-vertible into Common Stock at a price per share of Common Stock (or having a conversion price per share, if a security convertible into shares of Common Stock) less than the then current per share market price of the Common Stock (as defined in Section 11(d)) on such record date, the Purchase Price to be in effect after such record date shall be deter-mined by multiplying the Purchase Price in effect imme-diately prior to such record date by a fraction, the numera-tor of which shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the num-ber of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially con-vertible). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a state-ment filed with the Rights Agent. Shares of Common Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

    (c) In case the Company shall fix a record date for the making of a distribution to all holders of the Com-mon Stock (including any such distribution made in connec-tion with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend of the Company in compliance with Section 13.1-653 of the Virginia Stock Corporation Act or a dividend payable in shares of Common Stock) or subscription rights or war-rants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price of the Common Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one share of Common Stock and the denominator of which shall be such current per share market price of the Common Stock. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

    (d) For the purpose of any computation hereunder,
the ''current market price'' per share of any security other than the Rights on any date shall be deemed to be the aver-age of the daily closing prices per share of such security for the 30 consecutive Trading Days (as such term is herein-after defined) immediately prior to such date; provided,
                                               --------
however, that in the event that the current market price per share of such security is determined during a period follow-ing the announcement by the issuer of such security of (A) a dividend or distribution on such security payable in shares of such security or securities convertible into shares of such security (other than the Rights), or (B) any subdivi-sion, combination or reclassification of such security, and prior to the expiration of the requisite 30 Trading Day period after the ex-dividend date for such dividend or dis-tribution, or the record date for such subdivision, combina-tion or reclassification, then, and in each such case, the

''current market price'' shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admit-ted to trading on the New York Stock Exchange or, if the shares of such security are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national secu-rities exchange on which the shares of such security are listed or admitted to trading or, if the shares of such security are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System (''NASDAQ'') or such other system then in use, or, if on any such date the shares of such security are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such security selected by the Board of Directors of the Company. The term ''Trading Day'' shall mean a day on which the principal national secu-rities exchange on which the shares of such security are listed or admitted to trading is open for the transaction of business or, if the shares of such security are not listed or admitted to trading on any national securities exchange, a Business Day. If on any such date no market maker is making a market in such security, the fair value of such shares on such date as determined in good faith by the Board of Directors of the Company shall be used. If such security is not publicly held or not so listed or traded or if no professional market maker is making a market in such securi-ty, ''current market price'' per share shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

    (e) Anything herein to the contrary notwithstand-
ing, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Purchase Price; pro-
                                                    ---
vided, however, that any adjustments which by reason of this
- -----
Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjust-ment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one hundredth of a share of Common Stock or other share. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three (3) years from the date of the transac-tion that mandates such adjustment, or (ii) the Expiration Date.

    (f) If as a result of an adjustment made pursuant to Section 11(a) or 13 hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Common Stock, thereafter the number of such other shares so receivable upon exercise of any Right and if required, the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the pro-visions with respect to the Common Stock contained in Sec-tion 11(a), (b), (c), (e), (g), (h), (i), (j) and (l), and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Common Stock shall apply on like terms to any such other shares.

    (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of shares of Common Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

    (h) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of shares of Common Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of shares of Common Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one one-hundredth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announce-ment of its election to adjust the number of Rights, indi-cating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certifi-cates have been issued, shall be at least ten days later than the date of the public announcement. If Rights Certif-icates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(h), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement. Unless the Company shall have exercised its election as provided in this Section 11(h), upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that num-ber of shares of Common Stock (calculated to the nearest one hundredth of a share) obtained by (i) multiplying (x) the number of shares of Common Stock covered by a Right imme-diately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

    (i) Irrespective of any adjustment or change in the Purchase Price or the number of shares of Common Stock issuable upon the exercise of the Rights, the Rights Certif-icates theretofore and thereafter issued may continue to express the Purchase Price per share and the number of shares that were expressed in the initial Rights Certifi-cates issued hereunder.

    (j) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the number of shares of Common Stock or other securities of the Company issuable upon exercise of the Rights, the Company shall take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Purchase Price.

    (k) In any case in which this Section 11 shall
require that an adjustment be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of shares of Common Stock and other capital stock or securities of the Company, if any, issuable upon such exer-cise over and above the number of shares of Common Stock and other capital stock or securities of the Company, if any, issuable upon such exercise before giving effect to such adjustment; provided, however, that the Company shall
            --------
deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

    (l) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those ad-justments expressly required by this Section 11, as and to the extent that the Board of Directors of the Company shall determine in its good faith business judgment to be advis-able in order that any (i) consolidation or subdivision of the Common Stock, (ii) issuance wholly for cash of any shares of Common Stock at less than the current market price, (iii) issuance wholly for cash or shares of Common Stock or securities that by their terms are convertible into or exchangeable for shares of Common Stock, (iv) stock divi-dends of Common Stock on the Common Stock or (v) issuance of rights, options or warrants referred to in Section 11(b) shall not be taxable to such stockholders.

    (m) The Company covenants and agrees that, after the time at which any Person shall become an Acquiring

Person, the Company will not (if the Rights shall then be outstanding) take (or permit any Affiliate or Associate of the Company to take) any action which would diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

    Section 12. Certificates of Adjusted Purchase
                ---------------------------------
Price or Number of Shares. Whenever an adjustment is made
- -------------------------
as provided in Section 11 or Section 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent, and with each transfer agent for the Common Stock, a copy of such certificate, and (c) mail a brief summary thereof to each holder of a Rights Certificate (or, if prior to the Distribution Date, to each holder of a certificate repre-senting shares of Common Stock) in accordance with Section 25 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment there-in contained.

    Section 13. Consolidation, Merger or Sale or
                --------------------------------
Transfer of Assets or Earning Power.
- -----------------------------------

    (a) In the event that, after the first to occur of the Stock Acquisition Date or the Distribution Date, directly or indirectly, (w) the Company shall consolidate with, or merge with and into, any other Person, and the Com-pany shall not be the continuing or surviving corporation of such consolidation or merger, (x) any Person shall merge with and into the Company and the Company shall be the con-tinuing or surviving corporation of such merger and, in con-nection with such merger, all or part of the outstanding shares of Common Stock shall remain outstanding or be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other prop-erty, (y) the Company shall be a party to a statutory share exchange with any other Person, or (z) the Company shall sell or otherwise transfer (or one or more of its Subsid-iaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons, then, and in each such case, proper provision shall be made so that: (i) each holder of a Right, except as provided below and after giving effect to the transfer restrictions contained in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the then cur-rent Purchase Price multiplied by the number of shares of Common Stock for which a Right would otherwise then be exer-cisable, in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, nonassessable and freely tradeable shares of Common Stock of such other Person (including the Company as successor there-to or as the surviving corporation) (the ''Other Person''), not subject to any liens, encumbrances, rights of first re-fusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of shares of Common Stock for which a Right would otherwise then be exercisable and dividing that product by (2) 50% of the current market price (determined pursuant to Section 11(d) hereof) per share of the Common Stock of such Other Person on the date of consummation of such Section 13 Event; and (ii) such Other Person shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term ''Company'' shall thereafter be deemed to refer to such Other Person;
and (iv) such Other Person shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock) in connection with the con-summation of any such transaction as may be necessary to ensure that the provisions hereof shall thereafter be appli-cable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exer-cise of the Rights. The Company shall not enter into, or otherwise engage in, any transaction which would constitute a Section 13 Event if at the time of such transaction there are any rights, warrants, instruments or securities out-standing or any agreements or arrangements which, as a result of the consummation of such transaction, would elimi-nate or otherwise diminish the benefits intended to be afforded by the Rights.

    (b) The Company shall not consummate any such con-solidation, merger, statutory share exchange, sale or trans-fer unless the Other Person shall have a sufficient number of authorized shares of its Common Stock that have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Other Person shall have executed and delivered to the Rights Agent a supple-mental agreement providing for the terms set forth in para-graph (a) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger, statutory share exchange or sale of assets mentioned in paragraph (a) of this Section 13, the Other Person will

      (i) prepare and file a registration statement un-der the Act with respect to the Rights and the securi-ties purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date; and

    (ii) deliver to holders of the Rights historical financial statements for the Other Person and each of its Affiliates that comply in all respects with the requirements for registration on Form 10 under the Ex-change Act.

The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or statutory share ex-changes or sales or other transfers.

    Section 14. Fractional Rights and Fractional
                --------------------------------
Shares.
- ------

    (a) The Company shall not be required to issue fractions of Rights or to distribute Rights Certificates that evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this Section 14(a), the current mar-ket value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issu-able. The closing price of the Rights for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading, or if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter mar-ket, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

    (b) The Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Rights or to distribute certificates that evidence frac-tional shares of Common Stock. In lieu of fractional shares of Common Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one share of Common Stock. For purposes of this Section 14(b), the cur-rent market value of one share of Common Stock shall be the closing price of a share of Common Stock (as determined pur-suant to Section 11(d) hereof) for the Trading Day imme-diately prior to the date of such exercise.

    (c) The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional
Right or any fractional shares upon exercise of a Right, except as permitted by this Section 14.

    Section 15. Rights of Action. All rights of
                ----------------
action in respect of this Agreement are vested in the respective registered holders of the Rights Certificates (and, subject to Section 7(e), prior to the Distribution Date, the registered holders of the Common Stock in respect of which Rights have been issued); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, subject to Section 7(e), of such Common Stock), with-out the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, subject to Section 7(e), of such Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obli-gations hereunder of any Person subject to this Agreement.

    Section 16. Agreement of Rights Holders. Every
                ---------------------------
holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

    (a) prior to the Distribution Date and except as provided in Section 7(e), the Rights will be transferable only in connection with the transfer of Common Stock;

    (b) after the Distribution Date and except as pro-vided in Section 7(e), the Rights Certificates are transfer-able only on the registry books of the Rights Agent if sur-rendered at the principal office or offices of the Rights Agent designated for such purposes, duly endorsed or accom-panied by a proper instrument of transfer and with the appropriate forms and certificates fully executed;

    (c) any restriction on transfer imposed by this Agreement with respect to the Rights is valid and enforce-able against the holder and any transferee of the holder in accordance with Section 13.1-649 of the Virginia Stock Cor-poration Act;

    (d) subject to Sections 6(a), 7(e) and 7(f) hereof, (i) the Company and the Rights Agent may deem and treat the person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificate or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and (ii) neither the Company nor the Rights Agent shall be required to be affected by any notice to the contrary; and

    (e) notwithstanding anything in this Agreement to
the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of the Company's or the Rights Agent's inability to perform any of its respective obligations under this Agreement by reason of any preliminary or permanent injunc-tion or other order, decree or ruling issued by a court of competent jurisdiction provided, however, the Company and
                       --------
the Rights Agent must each use its respective best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

    Section 17. Rights Certificate Holder Not Deemed a
                --------------------------------------
Stockholder.
- -----------

    No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of shares of Common Stock or any other securities of the Company that may at any time be issuable on the exercise of the Rights represented there-by, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stock-holder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Sec-tion 24 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accor-dance with the provisions hereof.

    Section 18. Concerning the Rights Agent.
                ---------------------------

    (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and dis-bursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including, the costs and expenses of defending against any claim of liability in the premises.

    (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administra-tion of this Agreement in reliance upon any Rights Certifi-cate or certificate for Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direc-tion, instruction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowl-edged, by the proper Person or Persons.

    Section 19. Merger or Consolidation or Change of
                ------------------------------------
Name of Rights Agent.
- --------------------

    (a) Any corporation into which the Rights Agent or
any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execu-tion or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such
                              --------
corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not deliv-ered, any such successor Rights Agent may adopt the counter-signature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predeces-sor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agree-ment.

    (b) In case at any time the name of the Rights
Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not deliv-ered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so counter-signed; and in case at that time any of the Rights Certifi-cates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

    Section 20. Duties of Rights Agent. The Rights
                ----------------------
Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

    (a) The Rights Agent may consult with legal coun-sel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete autho-rization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

    (b) Whenever in the performance of its duties un-der this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of ''current market price'') be proved or estab-lished by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, any Vice Chairman, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

    (c) The Rights Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct.

    (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals con-tained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersigna-ture on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.

    (e) The Rights Agent shall not be under any re-sponsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersig-nature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11 or Section 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Common Stock will, when so issued, be duly authorized, validly issued, fully paid and nonassessable.

    (f) The Company agrees that it will perform, exe-cute, acknowledge and deliver or cause to be performed, exe-cuted, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or per-forming by the Rights Agent of the provisions of this Agree-ment.

    (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the perfor-mance of its duties hereunder from the Chairman of the Board, any Vice Chairman, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer. At any time the Rights Agent may apply to the Company for written instructions with respect to any matter arising in connection with the Rights Agent's duties and obligations arising under this Agree-ment. Such application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent with respect to its duties or obligations under this Agreement and the date on and/or after which such action shall be taken and the Rights Agent shall not be liable for any action taken or omitted in accordance with a proposal included in any such application on or after the date specified therein (which date shall be not less than one business day after the Company receives such application, without the Company's consent) unless, prior to taking or initiating any such action, the Rights Agent has received written instructions in response to such application specifying the action to be taken or omitted.

    (h) The Rights Agent and any shareholder, direc-tor, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Com-pany or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agree-ment. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company.

    (i) The Rights Agent may execute and exercise any
of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct; provided, however, reasonable care was exercised in the
- --------
selection and continued employment thereof.

    (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or other-wise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repay-ment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

    (k) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to any clause thereof, the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Company.

    Section 21. Change of Rights Agent. The Rights
                ----------------------
Agent or any successor Rights Agent may resign and be dis-charged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company, and to each trans-fer agent of the Common Stock, by registered or certified mail. The Company may remove the Rights Agent or any suc-cessor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of Common Stock, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. If the Rights
Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapaci-tated Rights Agent or by the holder of a Rights Certificate

(who shall, with such notice, submit his Rights Certificate for inspection by the Company), then any registered holder of any Rights Certificate may apply to any court of compe-tent jurisdiction for the appointment of a new Rights
Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of the State of New York or of the Commonwealth of Virginia (or of any other state of the United States so long as such cor-poration is authorized to do business as a banking institu-tion in the State of New York or the Commonwealth of Vir-ginia), in good standing, having a principal office in the State of New York or the Commonwealth of Virginia, that is authorized under such laws to exercise corporate trust pow-ers and is subject to supervision or examination by federal or state authority and that has (or that is an affiliate or a Subsidiary of a Person that has) at the time of its appointment as Rights Agent a combined capital and surplus of at least $100,000,000. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the prede-cessor Rights Agent and each transfer agent of the Common Stock, and mail a notice thereof in writing to the regis-tered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

    Section 22. Issuance of New Rights Certificates.
                -----------------------------------
Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities purchasable under the Rights Certificates made in accordance with the provisions of this Agreement.

    Section 23. Redemption and Termination.
                --------------------------

    (a) The Rights may be redeemed by action of the Board of Directors pursuant to paragraph (b) of this Section
23 and shall not be redeemed in any other manner.

    (b) The Board of Directors of the Company may, at its option, at any time prior to such time as any Person becomes an Acquiring Person, redeem all but not less than all the then outstanding Rights at a redemption price of $.01 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the ''Redemption Price''). The redemption of the Rights by the Board of Directors may be made effective at such time on such basis and with such conditions as the Board of Directors in its sole discretion may establish.

    (c) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights pursuant to paragraph (b) of this Section 23 and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption; provided, however, that the
                               --------  -------
failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within 10 days after such action of the Board of Directors ordering the redemption of the Rights pursuant to paragraph (b) the Com-pany shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, sub-ject to Section 7(e), prior to the Distribution Date, on the registry books of the transfer agent for the shares of Com-mon Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. The Company shall not, and shall not cause any of its Affiliates or Associates to, redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Sec-tion 23 or in Section 24 hereof, and other than in connec-tion with the purchase of shares of Common Stock prior the Distribution Date.

    Section 24. Exchange.
                --------

    (a) The Company may, by action of its Board of Directors, at its option, at any time after any Person becomes an Acquiring Person exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of
Section 11(a)(ii) hereof) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the ''Exchange Ratio''). Notwithstanding the foregoing, the

Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Com-pany, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any Person or entity organized, appointed or established by the Company or by any Subsidiary of the Company pursuant to the terms of, or holding shares of Common Stock of the Company for, any such employee benefit plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the shares of Common Stock then outstand-ing.

     (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of the Rights pursuant to subsection (a) of this Section 24 and without any further action and without any notice, the right to exercise the Rights will terminate and the only right there-after of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of Rights held by such holder multiplied by the Exchange
Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give,
               --------  -------
or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the man-ner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of the exchange will state the method by which the exchange of the Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.

    (c) In the event that there shall not be suffi-cient shares of Common Stock issued but not outstanding or authorized but unissued to permit the exchange in full of such Rights in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional shares of Common Stock for issuance upon exchange of the Rights.

    (d) The Company shall not be required to issue fractions of shares of Common Stock or to distribute certif-icates that evidence fractional shares of Common Stock. In lieu of such fractional shares of Common Stock, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional shares of Common Stock would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock. For the purposes of this subsection (e), the current market value of a whole share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to Section 11(d) hereof) for the Trading Day immediately prior to the Exchange Date.

    Section 25. Notice of Certain Events.
                ------------------------

    (a) In case the Company shall propose, at any time, (i) to pay any dividend payable in stock of any class to the holders of Common Stock or to make any other distri-bution to the holders of Common Stock (other than a regular quarterly cash dividend of the Company in compliance with
Section 13.1-653 of the Virginia Stock Corporation Act), or
(ii) to offer to the holders of Common Stock rights or war-rants to subscribe for or to purchase any additional shares of Common Stock or shares of stock of any class or any other securities, rights or options, or (iii) to effect any reclassification of its Common Stock (other than a reclassi-fication involving only the subdivision of outstanding shares of Common Stock), or (iv) to effect any consolidation or merger into or with any other Person, or to effect a statutory share exchange with any Person or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons, or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26 hereof, a notice of such pro-posed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, con-solidation, merger, statutory share exchange, sale, trans-fer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Common Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of the shares of Common Stock for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Common Stock, whichever shall be the earlier.

    (b) In case the event set forth in Section
11(a)(ii) hereof shall occur, then, in any such case, (i) the Company shall as soon as practicable thereafter give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under

Section 11(a)(ii) hereof, and (ii) all references in the preceding paragraph to Common Stock shall be deemed there-after to refer, if appropriate, not only to Common Stock, but also to Common Stock or other securities.

    Section 26. Notices. Notices or demands autho-
                -------
rized by this Agreement to be given or made by the Rights
Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as fol-lows:

        Philip Morris Companies Inc.
        120 Park Avenue
        New York, New York 10017
        Attention: Secretary

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

        First Chicago Trust Company of New York
        30 West Broadway
        New York, New York 10007
        Attention: Tenders and Exchange
                   Administration

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, subject to Section 7(e), to the holder of certificates representing shares of Common Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

    Section 27. Supplements and Amendments. The Com-
                --------------------------
pany may from time to time supplement or amend this Agree-ment without the approval of any holders of Rights Certifi-cates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions with respect to the Rights which the Company may deem necessary or desirable, any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent; provided, however, that
                                     --------  -------
from and after such time as any Person becomes an Acquiring Person, this Agreement shall not be amended in any manner which would adversely affect the interests of the holders of Rights.

    Section 28. Successors. All the covenants and
                ----------
provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the ben-efit of their respective successors and assigns hereunder.

    Section 29. Benefits of this Agreement. Nothing
                --------------------------
in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Dis-tribution Date, subject to Section 7(e) hereof, registered holders of the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights
Certificates (and, prior to the Distribution Date, subject to Section 7(e) hereof, registered holders of the Common
Stock).

    Section 30. Severability. If any term, provision,
                ------------
covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provi-sions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

    Section 31. Governing Law. This Agreement, each
                -------------
Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the Common-wealth of Virginia and for all purposes shall be governed by and construed in accordance with the laws of such Common-wealth applicable to contracts made and to be performed entirely within such Commonwealth; provided, however, that
                                   --------  -------
Sections 18, 19, 20 and 21 of this Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to con-tracts made and to be performed entirely within such State.

    Section 32. Counterparts. This Agreement may be
                ------------
executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an orig-inal, and all such counterparts shall together constitute but one and the same instrument.

    Section 33. Descriptive Headings. Descriptive
                --------------------
headings of the several Sections of this Agreement are in-serted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.


                                PHILIP MORRIS COMPANIES INC.


                                By:   /s/ Donald Fried

                                Name:     Donald Fried

                                Title:    Vice President, Associate
                                          General Counsel and
                                          Secretary

                                       FIRST CHICAGO TRUST COMPANY
                                         OF NEW YORK


                                       By:  /s/ Lorne H. Price

                                       Name:    Lorne H. Price

                                       Title:   President

                                                  Exhibit A
                                                  ---------

                   (Form of Rights Certificate)

Certificate No. R-                                   Rights
                                                ----

NOT EXERCISABLE AFTER OCTOBER 25, 1999, OR EARLIER IF RE-DEEMED OR EXCHANGED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. THIS RIGHTS CERTIFICATE AND THE RIGHTS EVIDENCED BY THIS RIGHTS CERTIFICATE MAY NOT BE TRANSFERRED, DIRECTLY OR INDIRECTLY, (A) TO ANY PERSON WHO IS, OR AS A RESULT OF SUCH TRANSFER WOULD BE, THE BENEFICIAL OWNER OF 10% OR MORE OF THE RIGHTS (INCLUDING ANY RIGHTS THAT HAVE BECOME NULL AND VOID PURSUANT TO SECTION 11(a)(ii) OF THE RIGHTS AGREE-
MENT) OR (B) TO ANY AFFILIATE OR ASSOCIATE OF ANY SUCH PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) (EXCEPT AS SET FORTH THEREIN) AND ANY SUCH PURPORTED TRANS-FER SHALL BE WITHOUT EFFECT. ANY RIGHT THAT HAS BEEN THE SUBJECT OF ANY SUCH PURPORTED OR ATTEMPTED TRANSFER SHALL BE DEEMED TO BE BENEFICIALLY HELD BY THE PERSON WHO ATTEMPTED TO MAKE SUCH PURPORTED OR ATTEMPTED TRANSFER AND SHALL CON-TINUE TO BE EXERCISABLE BY SUCH PERSON OR A PERMITTED TRANS-FEREE. (THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS DEFINED IN THE RIGHTS AGREEMENT) (OR AN AFFILIATE OR ASSOCI-ATE THEREOF) AT OR AFTER THE TIME SUCH PERSON (OR AN AFFILI-ATE OR ASSOCIATE THEREOF) BECAME AN ACQUIRING PERSON. THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY ARE NULL AND VOID.)*


- -------
*The bracketed language shall be inserted only if appli-cable.

                      Rights Certificate

    This certifies that
                        -----------------------------------,
or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of October 25, 1989 (the ''Rights Agreement''), between Philip Morris Companies Inc., a Virginia corporation (the ''Company''), and First Chicago Trust Company of New York, a national banking association
(the ''Rights Agent''), to purchase from the Company at any time prior to 5:00 P.M. (New York time) on October 25, 1999 at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one fully paid, nonassessable share of Common Stock (the ''Common Stock'') of the Company, at a purchase price of $150 per share of Common Stock (the ''Purchase Price''), upon presenta-tion and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly exe-cuted. (All capitalized terms not defined herein shall have the meaning set forth in the Rights Agreement.) The Pur-chase Price shall be paid in cash. The number of Rights evidenced by this Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of November 8, 1989, based on the Common Stock as constituted at such date.

    As provided in the Rights Agreement, the Purchase
Price and the number and kind of shares of Common Stock or other securities that may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events.

    This Rights Certificate is subject to all of the
terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorpo-rated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obliga-tions, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates. Under no circumstances may this Rights Certificate or any of the Rights represented by this Certificate be transferred, directly or indirectly, to any of the following (the ''Re-stricted Transferees'') (i) to any Person who is, or as a result of such transfer would be, the beneficial owner of 10% or more of the Rights (including Rights that have become null and void pursuant to Section 11(a)(ii) of the Rights Agreement), or (ii) to any Affiliate or Associate of any such Person; provided, however, that the foregoing shall not
             --------  -------
prevent any transfer to the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any

Subsidiary of the Company, or any Person organized, ap-pointed or established by the Company or any Subsidiary of the Company pursuant to the terms of, or holding Common Stock for, any such employee benefit plan. Any attempt to transfer Rights to such Person will be without effect. Any Right that has been the subject of any such purported trans-fer shall be deemed to be held beneficially by the Person who attempted to make such transfer and, thereafter, shall continue to be exercisable by such Person, or in the case of a transfer not prohibited by the Agreement, such Person's transferee, for shares of Common Stock or other securities. As specified in Section 11(a)(ii) of the Rights Agreement, Rights that are or were owned by an Acquiring Person (or an Affiliate or Associate thereof) at or after the time such Person (or an Affiliate or Associate thereof) became an Ac-quiring Person shall be null and void and no longer exercis-able by any Person (including any subsequent transferee or transferees). Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available upon written request to the Rights Agent or the Secretary of the Company.

    Subject to the restrictions on transfer set forth in Section 7(e) of the Rights Agreement, this Rights Certif-icate, with or without other Rights Certificates, upon sur-render at the principal office or offices of the Rights

Agent designated for such purpose, may be exchanged for an-other Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Common Stock as the Rights evidenced by the Rights Certificate or Rights
Certificates surrendered shall have entitled such holder to purchase. Subject to the restrictions on transfer set forth in Section 7(e) of the Rights Agreement, if this Rights
Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights
Certificate or Rights Certificates for the number of whole
Rights not exercised.

    Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $.01 per Right or may be exchanged in whole or in part for shares of Common Stock.

    No fractional shares of Common Stock will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

    No holder of this Rights Certificate shall be enti-tled to vote or receive dividends or be deemed for any pur-pose the holder of shares of Common Stock or of any other securities of the Company that may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as pro-vided in the Rights Agreement.

    This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been counter-signed by the Rights Agent.

    WITNESS the facsimile signature of the proper offi-cers of the Company and its corporate seal.

Dated as of             , 19
            ------------    --


ATTEST:                                PHILIP MORRIS COMPANIES INC.


- ------------------------               By:
                                           -----------------------
Secretary                                  Title: ----------------

Countersigned:


- ------------------------


By
   ---------------------
   Authorized Signature

          (Form of Reverse Side of Rights Certificate)

FORM OF ASSIGNMENT
- ------------------

       (To be executed by the registered holder if such holder desires to transfer the Rights Certificate.)

FOR VALUE RECEIVED                          hereby sells,
                   ------------------------
assigns and transfers unto
                           ------------------------------

- ---------------------------------------------------------
      (Please print name and address of transferee)

- ---------------------------------------------------------

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and
appoint                            Attorney, to transfer the
        --------------------------
within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated:               19
       ------------,   --

                                     -----------------------
                                             Signature

Signature Guaranteed:

Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a com-mercial bank or trust company having an office or correspon-dent in the United States.

- ---------------------------------------------------------

                     Certificate
                     -----------

    The undersigned hereby certifies by checking the appropriate boxes that:

    (1) this Rights Certificate ( ) is ( ) is not being sold, assigned or transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

    (2) after due inquiry and to the best knowledge of the undersigned, it ( ) did ( ) did not acquire the Rights evidenced by this Rights Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person;

    (3) this Rights Certificate ( ) is ( ) is not being sold, assigned or transferred by or on behalf of a Person who is or was a Restricted Transferee or an Affiliate or Associate of a Restricted Transferee;

    (4) after due inquiry and to the best knowledge of the undersigned, it ( ) did ( ) did not acquire the Rights evidenced by this Rights Certificate from any

  Person who is or was a Restricted Transferee or any Affiliate or Associate of a Restricted Transferee.

Dated:            , 19
       -----------    --          ---------------------
                                        Signature

Signature Guaranteed:

                         NOTICE
                         ------

    The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                     FORM OF ELECTION TO PURCHASE
                     ----------------------------

             (To be executed if holder desires to exercise
             Rights represented by the Rights Certificate.)

To: PHILIP MORRIS COMPANIES INC.

    The undersigned hereby irrevocably elects to exer-
cise           Rights represented by this Rights Certifi-
     ---------
cate to purchase the shares of Common Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person that may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to:

Please insert social security or other identifying number

- -----------------------------------------------------------------------
                    (Please print name and address)

- -----------------------------------------------------------------------

    If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights
Certificate for the balance of such Rights shall be regis-tered in the name of and delivered to:

Please insert social security or other identifying number

- -----------------------------------------------------------------------
                    (Please print name and address)

- -----------------------------------------------------------------------

Date:            , 19
      ----------     --

                                                -----------------------
                                                        Signature

Signature Guaranteed:

    Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a com-mercial bank or trust company having an office or correspon-dent in the United States.

                    Certificate
                    -----------

    The undersigned hereby certifies by checking the appropriate boxes that:

    (1) the Rights evidenced by this Rights Certifi-cate ( ) are ( ) are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

    (2) after due inquiry and to the best knowledge of the undersigned, it ( ) did ( ) did not acquire the Rights evidenced by this Rights Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person;

    (3) the Rights evidenced by this Rights Certifi-cate ( ) are ( ) are not being exercised by or on behalf of a Person who is or was a Restricted Transferee or an Affiliate or Associate of a Restricted Transferee;

    (4) after due inquiry and to the best knowledge of the undersigned, it ( ) did ( ) did not acquire the Rights evidenced by this Rights Certificate from any

  Person who is or was a Restricted Transferee or an Affiliate or Associate of a Restricted Transferee.

Dated:              19
       -----------,   --              -------------------
                                           Signature

Signature Guaranteed:

                        NOTICE
                        ------

    The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

    In the event the certifications set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, are not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person, a Restricted Transferee or an Affiliate or Associate thereof (as defined in the Rights Agreement), as the case may be, and such Assignment or Election to Purchase will not be honored.

                                                Exhibit B
                                                ---------

                      Summary of Rights to
                      --------------------
                     Purchase Common Stock
                     ---------------------

    On October 25, 1989, the Board of Directors of
Philip Morris Companies Inc. (the ''Company'') declared a div-idend distribution of one common stock purchase right (a ''Right'') for each outstanding share of common stock, par value $1 per share (the ''Common Stock''), of the Company. The dividend is payable on November 8, l989 to holders of record of Common Stock at the close of business on such date (the ''Record Date'').
Each Right entitles the registered holder to purchase from the Company one share of Common Stock at a price of $150 per share of Common Stock (the ''Purchase Price''), subject to adjustment.
The description and terms of the Rights are set forth in a Rights Agreement (the ''Rights Agreement''), dated as of Octo-ber 25, 1989, between the Company and First Chicago
Trust Company of New York, as Rights Agent (the ''Rights
Agent'').

    Rights will also be issued with respect to shares of Common Stock issued after the Record Date but prior to the Distribution Date (as defined below), unless the Board of Directors de-termines otherwise at the time of issuance, and, under cer-tain circumstances, Rights will also be issued with respect to shares of Common Stock issued after the Distribution Date.

    Until the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associ-ated persons has acquired beneficial ownership of 10% or more of the outstanding shares of Common Stock (an ''Ac-quiring Person'') or (ii) 10 business days (or such later date as may be determined by action of the Board of Direc-tors prior to such time as any Person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the con-summation of which would result in a person becoming an Ac-quiring Person (the earlier of such dates being called the ''Distribution Date''), except as provided in the following paragraph for Rights attempted to be transferred to persons who would thereby hold l0% or more of the Rights (A) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (B) new Common Stock certificates issued after the Record Date (except as set forth in the Rights Agreement) will contain a notation incorporating the Rights Agreement by reference and (C) the surrender for transfer of any Common Stock certificates will also constitute the transfer of the Rights associated with the Common Stock represented by such certificates. As soon as practicable following the Distribution Date and except as provided in the following paragraph, separate certificates evidencing the Rights (''Rights Certificates'') will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and thereafter such separate Rights Certificates alone will evidence the Rights.

    Rights may not be transferred, directly or indi-
rectly, (i) to any person who is, or, as a result of the transfer would be, the beneficial owner of l0% or more of the Rights (including Rights that are null and void as
described below), or (ii) to any affiliate or associate of
any such person; provided, however, that the foregoing shall
                 --------  -------
not prevent any transfer to the Company, any subsidiary of the Company, any employee benefit plan of the Company or of any subsidiary of the Company, or any person organized, ap-pointed or established by the Company or any subsidiary of the Company pursuant to the terms of, or holding Common
Stock for, any such employee benefit plan. Any Right that is the subject of a purported transfer to any such person will be deemed to be held beneficially by the person who purported to make such transfer and shall continue to be exercisable by such person. On October 25, 1989, the Board of Directors amended the By-Laws of the Company to impose the restrictions which are referred to herein on the transferability of the Rights.

    The Rights are not exercisable until the Distribu-tion Date. The Rights will expire on October 25, 1999 (the
''Final Expiration Date'') unless the Rights are earlier re-deemed or exchanged by the Company, in each case, as described below.

    The Purchase Price payable, and the number of shares of Common Stock or other securities issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock div-idend on, or a subdivision, combination or reclassification of, the Common Stock, (ii) upon the grant to holders of the Common Stock of certain rights or warrants to subscribe for or purchase Common Stock at a price, or securities convert-ible into Common Stock with a conversion price, less than the then current market price of the Common Stock or (iii) upon the distribution to holders of the Common Stock of evi-dences of indebtedness or assets (excluding regular quarterly cash dividends paid in compliance with the Virginia

Stock Corporation Act or dividends payable in Common
Stock) or of subscription rights or warrants (other than those referred to above).

    In the event that after the first to occur of the Distribution Date or the date of the first public announce-ment that an Acquiring Person has become such, the Company engages in a merger, consolidation or statutory share exchange or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right. In the event that any person becomes an Acquiring Person, each holder of a Right, other than Rights that are or were beneficially owned by the Acquiring Person (or an affiliate or associate thereof) at or after the time such Acquiring Person (or affiliate or associate thereof) became such (which Rights will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of Common Stock having a market value of two times the exercise price of the Right.

    With certain exceptions, no adjustment in the Pur-chase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase
Price. No fractional shares of Common Stock will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Common Stock on the last trading day prior to the date of exercise.

    At any time prior to the time at which there is an Acquiring Person, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the ''Redemption Price''). The redemption of the Rights may be made effective at such time, on such basis, and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

    At any time after a person becomes an Acquiring
Person and prior to the acquisition by a person or group of 50% or more of the outstanding Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which Rights have become void), in whole or in part, at an exchange ratio of one share of Common Stock per Right (subject to adjustment). Immediately upon the action of the Board of Directors of the Company ordering exchange of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive Common Stock upon the exchange.

    The terms of the Rights may be amended by the Board
of Directors of the Company without the consent of the
holders of the Rights; provided, however, that from and
                       --------  -------
after such time as any person becomes an Acquiring Person, the Rights Agreement may not be amended in any manner which would adversely affect the interests of holders of the Rights.

    Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

    A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A. A copy of the Rights Agreement is available free of charge from the Company.
This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.